                                                                   EXHIBIT 10.47

                          LEASE ACQUISITION AGREEMENT

                                    between

                             LADCO FINANCIAL GROUP,

                                     "LFG"

                                      and

                            LADCO FUNDING CORP. VI,

                                 the "LFC VI"




                                 June 1, 2000

                               TABLE OF CONTENTS

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
ARTICLE 1 - DEFINITIONS................................................................  2
            1.01  Defined Terms........................................................  2

ARTICLE 2 - ACQUISITION OF LEASE ASSETS................................................  4
            2.01  Authorization and Issuance of Common Stock by LFC VI.................  4
            2.02  Lease Assets Acquisitions............................................  4
            2.03  Delivery of Lease Contracts; Filing of Financing Statements..........  4
            2.04  Servicing of Lease Contracts and Equipment...........................  4
            2.05  Review of Lease Contracts for Defects................................  5
            2.06  Nature of Transfer...................................................  5

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES.............................................  6
            3.01  Representations and Warranties of LFG................................  6
            3.02  Representations and Warranties of LFC VI............................. 13
            3.03  Repurchase or Substitution Required Upon Breach of Certain
                  Representations and Warranties....................................... 14
            3.04  Requirements for Repurchase or Substitution of Lease Contracts and
                  Acquisition of Additional or Substituted Lease Contracts............. 15

ARTICLE 4 - COVENANTS OF LFC VI AND LFG................................................ 17
            4.01  LFG Covenants........................................................ 17
            4.02  LFG Indemnifications................................................. 19
            4.03  LFC VI Covenants..................................................... 20
            4.04  Assignment of Lease Assets........................................... 20

ARTICLE 5 - CONDITIONS PRECEDENT....................................................... 22
            5.01  Conditions to LFC VI's Obligations................................... 22
            5.02  Conditions to LFG's Obligations...................................... 22

ARTICLE 6 - TERM AND TERMINATION....................................................... 23
            6.01  Term................................................................. 23
            6.02  Default by LFG....................................................... 23

ARTICLE 7 - MISCELLANEOUS.............................................................. 24
            7.01  Amendments........................................................... 24
            7.02  Governing Law........................................................ 24
            7.03  Waiver of Jury Trial................................................. 24
            7.04  Notices.............................................................. 24
            7.05  Separability Clause.................................................. 24
            7.06  Assignment........................................................... 24
            7.07  Further Assurances................................................... 24
            7.08  No Waivers; Cumulative Remedies...................................... 25
            7.09  Binding Effect; Third Party Beneficiaries............................ 25
            7.10  Counterparts......................................................... 25
            7.11  Set-Off.............................................................. 25
            7.12  Consent to Jurisdiction.............................................. 25

EXHIBIT A   Form of LFG Certificate
EXHIBIT B   Forms of Lease Contracts
EXHIBIT C   Forms of Vendor Agreements

      This LEASE ACQUISITION AGREEMENT, dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Agreement"), is between Ladco Financial Group, a California corporation ("LFG"), and Ladco Funding Corp. VI, a Delaware corporation ("LFC VI").

                             PRELIMINARY STATEMENT

      LFC VI and LFG have entered into this Agreement to provide for, among other things, the acquisition by LFC VI of all right, title and interest in and to certain Lease Assets from LFG, with the understanding that LFC VI intends to sell certain Lease Receivables and grant a security interest in certain of the remaining Lease Assets to Ladco Funding Corp. VII ("Issuer") pursuant to that certain Receivables Purchase Agreement, dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Receivables Purchase Agreement"), between LFC VI and Issuer.

      LFG and LFC VI are aware that Issuer intends to enter into an Indenture, dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Indenture"), with Norwest Bank Minnesota, National Association (the "Indenture Trustee") and LFG, as servicer (the "Servicer"), pursuant to which the Issuer intends to issue its 2000-1 Equipment Lease Backed Notes. Pursuant to the Indenture, Issuer is and will, from time to time, be granting to the Indenture Trustee a security interest in the Lease Receivables and its rights in the other Lease Assets, as security for the Notes. As a condition to the effectiveness of the Agreement and the Receivables Purchase Agreement, LFC VI, the Indenture Trustee, the Issuer and the Servicer will enter into the Servicing Agreement to provide for the servicing of the Lease Assets, including without limitation, the Lease Contracts, the Lease Receivables and the Equipment.

      In order to further secure the Notes, the Issuer requires that LFC VI assign to it LFC VI's rights against LFG hereunder and under the Servicing Agreement, in which rights the Issuer will grant an interest to the Indenture Trustee.

                            ARTICLE 1 - DEFINITIONS

      1.01 Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture, or if not defined therein, in the Servicing Agreement.

      "Accumulation Period": The meaning set forth in the Indenture.

      "Acquisition Date": The meaning set forth in the Indenture.

      "Amended Lease Collateral Schedule": The list of Lease Contracts attached to the LFG Certificate, LFC VI Certificate, the Issuer Certificate and the Indenture Trustee Certificate amending the Lease Collateral Schedule pursuant to any substitution, repurchase, modification or acquisition of Lease Contracts in accordance with the terms hereof and the Indenture.

      "Closing Date": The meaning set forth in the Indenture.

      "Common Stock": All of the issued and outstanding shares of Common Stock of LFC VI, which consists of 1,000 shares having a par value of $.01 per share.

      "Computer Tape": The diskette, or other computer readable medium, prepared by the Servicer, containing descriptions and payment information on each Lease Contract on the Lease Collateral Schedule.

      "Documentation": The meaning set forth in the Indenture.

      "Eligible Lease Contract": A Lease Contract that satisfies the selection criteria set forth in Section 3.01(a) and Section 3.01(b) hereof as of the applicable Acquisition Date.

      "Equipment": The equipment leased to an Obligor pursuant to a Lease Contract.

      "Existing Indebtedness": The meaning set forth in the Indenture.

      "Geographic Concentration Limits": The requirements that, as of any Acquisition Date during the Accumulation Period: (a) no single state shall account for more than 5% of the Aggregate Eligible IPB of Lease Contracts with Obligors located in such state except for California, Florida, Texas and New York and the two other states referred to in the next two clauses, (b) not more than 7.5% of the Aggregate Eligible IPB shall consist of Lease Contracts with Obligors located in one additional state other than California, Florida, Texas or New York, (c) not more than 7.5% of the Aggregate Eligible IPB shall consist of Lease Contracts with Obligors located in a second additional state other than California, Florida, Texas or New York, and (d) not more than 60% of the Aggregate Eligible IPB shall consist of Lease Contracts with Obligors located in the states of California, Florida, Texas and New York combined.

      "Indenture": The meaning set forth in the Preliminary Statement hereof.

      "Initial Funding Date": The meaning set forth in the Indenture.

      "Initial Lease Collateral Schedule": The listing of the Initial Lease Contracts attached to the LFG Certificate executed on the Initial Funding Date.

      "Insurance Policy": The meaning set forth in the Indenture.

      "Issuer": The meaning set forth in the Preliminary Statement hereof.

      "Lease Assets": All of (a) the Lease Contracts, (b) the Lease Receivables,
(b) the Documentation, (c) the Equipment, (d) each Insurance Policy, and (e) all income and proceeds of the foregoing or relating thereto.

      "Lease Collateral Schedule": The meaning set forth in the Indenture.

      "Lease Contract": The lease contracts (and all rights with respect thereto, including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease Contract and all rights with respect to any agreements or arrangements with the vendors, dealers or manufacturers of the Equipment to the extent specifically related to any Lease Contract) which are identified on the Lease Collateral Schedule.

      "Lease Contract Repurchase Price": The meaning set forth in the Indenture.

      "Lease Receivables": The meaning set forth in the Receivables Purchase Agreement.

      "LFC": The meaning set forth in the introduction hereof.

      "LFC VI Address": 555 St. Charles Drive, Suite 200F, Thousand Oaks, California 91360.

      "LFG Address": 555 St. Charles Drive, Suite 200, Thousand Oaks, California 91360.

      "LFG": The meaning set forth in the introduction hereof.

      "Lien": The meaning set forth in the Indenture.

      "Notes": The meaning set forth in the Indenture.

      "Person": The meaning set forth in the Indenture.

      "Product Mix Limits": The requirements that, as of any Acquisition Date during the Accumulation Period: (a) not more than 15% of the Aggregate Eligible IPB shall be comprised of Lease Contracts having a Product Category of "C"; (b) not more than 50% of the Aggregate Eligible IPB shall be comprised of Lease Contracts having a Product Category of "B" and "C" combined; (c) at least 50% of the Aggregate Eligible IPB shall be comprised of Lease Contracts having a Product Category of "A" or "Platinum"; and (d) there shall be no Lease Contracts having a Product Category of "X".

      "Receivables Purchase Agreement": The meaning set forth in the Preliminary Statement hereof.

      "Related Security": The meaning set forth in the Receivables Purchase Agreement.

      "Servicer": The meaning set forth in the Preliminary Statement hereof.

      "Substitute Lease Contract": The meaning set forth in the Indenture and
Section 3.04(b) hereof.

                    ARTICLE 2 - ACQUISITION OF LEASE ASSETS

      2.01 Authorization and Issuance of Common Stock by LFC VI. Subject to all the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, as of the Closing Date LFC VI hereby issues to LFG the Common Stock. Such Common Stock shall be issued in the name of, and delivered directly to, LFG and LFG hereby agrees to obtain directly from LFC VI such Common Stock, all in accordance with the terms of this Agreement.

      2.02 Lease Assets Acquisitions. In return for the Common Stock and other valuable consideration, LFG hereby agrees to transfer, assign and contribute to LFC VI from time to time the Lease Assets. All such Lease Assets shall be subject to the approval of LFC VI, and LFC VI shall have the option to accept or decline any Lease Assets proposed for transfer by LFG. All Lease Assets transferred, assigned and contributed hereunder shall (i) qualify as or be related to Eligible Lease Contracts on their date of transfer and assignment hereunder and; (ii) be accompanied by an LFG Certificate. LFG hereby acknowledges that its transfer, assignment and contribution of the Lease Assets to LFC VI is absolute and irrevocable, without reservation or retention of any interest whatsoever by LFG. Subject to all the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, as of the Initial Funding Date LFC VI is acquiring the Lease Assets listed on the Initial Lease Collateral Schedule attached to the LFG Certificate delivered on such date.

      To the extent that LFG shall retain any files or documentation pertaining to the Lease Assets, it shall hold such documents in trust for the benefit of LFC VI as the owner thereof. The possession of any documents or files pertaining to the Lease Assets by LFG is at the will of LFC VI for the sole purpose of the servicing of such Lease Assets by the Servicer, and such retention and possession by LFG is in a custodial capacity only. The documents and files retained by LFG relating to the Lease Assets shall be segregated from the books and records of LFG and shall be marked appropriately to reflect clearly the sale of the related Lease Assets to LFC VI.

      2.03  Delivery of Lease Contracts; Filing of Financing Statements.

      (a) In connection with LFC VI's acquisition of the Lease Assets, LFG, on behalf of LFC VI, shall deliver the original Lease Contracts to the Indenture Trustee so that the Indenture Trustee may retain possession thereof as "bailee" (within the meaning of Section 9-305 of the UCC) for the sole benefit of LFC VI; provided that, upon any delivery of such Lease Contracts to the Indenture Trustee pursuant to the terms of the Receivables Purchase Agreement, the Indenture or the Servicing Agreement, the Indenture Trustee shall no longer act as bailee for LFC VI. In addition, LFG agrees to record and file prior to the Closing Date or within the time period set forth in the Indenture, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Lease Assets, meeting the requirements of the Indenture.

      (b) In connection with such acquisition, LFG shall promptly, at its own expense, cause any LFG Database maintained by it to be marked to show that the Lease Assets have been acquired by LFC VI in accordance with this Agreement and that the Lease Receivables and the Related Security has been transferred by LFC VI to the Issuer and the Indenture Trustee in accordance with the Transaction Documents.

      2.04 Servicing of Lease Contracts and Equipment. The Servicer shall service the Lease Assets for the benefit of LFC VI (and its successors and permitted assigns) in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, LFG acknowledges and agrees that its obligations under this Agreement are independent of any obligations it may have as Servicer and that its obligations hereunder will continue in full force and effect, whether or not it is acting as Servicer, until termination of this Agreement in accordance with Section 6.01 hereof. LFG shall be permitted to retain the Servicing Files for so long as it is acting as Servicer under the Servicing Agreement.

      2.05 Review of Lease Contracts for Defects. If any party to the Transaction Documents (who shall thereupon notify LFG) discovers that any Lease Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, LFG shall correct or cure such omission, defect or other irregularity within 30 days from the date LFG discovered, or is notified of, such omission or defect. If LFG does not cure such defect within such period, LFG shall repurchase such Lease Contract from LFC VI or replace such Lease Contract with a Substitute Lease Contract in accordance with Section 3.04(c) hereof.

      2.06  Nature of Transfer.

      (a) The transfers, assignments and contributions of Lease Assets from LFG to LFC VI hereunder are intended to be absolute assignments constituting a "true sale" for bankruptcy law purposes of all of the LFG's right title and interest in, to and under such Lease Assets, without recourse (except as otherwise provided herein), for all purposes.

      (b) In the event that the transfer of the Lease Assets from LFG to LFC VI is deemed to be a secured financing, LFG shall be deemed hereunder to have Granted to LFC VI, and LFG does hereby Grant to LFC VI, a security interest in all of LFG's right, title and interest in, to and under the Lease Assets, whether now owned or hereafter acquired. For purposes of such Grant, this Agreement shall constitute a security agreement under applicable law.

      (c) The transfers and assignments of Lease Assets from LFG to LFC VI hereunder do not constitute and are not intended to result in the creation or an assumption by LFC VI of any obligations of LFG under, or in connection with, any of the Lease Assets, or any agreement or instrument relating thereto, including, without limitation, (a) any obligation to any Obligor, (a) any taxes, fees or other charges imposed by any governmental authority or (c) any insurance premiums which accrued with respect to any of the Lease Assets at the time such Lease Asset is conveyed hereunder.

                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

      3.01  Representations and Warranties of LFG.

      (a) LFG hereby makes the following representations and warranties as to each Lease Contract to LFC VI and for the benefit of the Issuer, the Indenture Trustee and the Noteholders, on which LFC VI relies in acquiring the Lease Assets. Such representations and warranties speak as of the Initial Funding Date with respect to Lease Contracts listed on the Initial Lease Collateral Schedule or the related Acquisition Date with respect to each Lease Contract listed on an Amended Lease Collateral Schedule unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts and related Lease Receivables and Equipment. LFG makes these representations and warranties with respect to all Lease Contracts, whether transferred from LFG to LFC VI in accordance with this Agreement or originated by LFG on behalf of LFC VI or an affiliate thereof.

            (i) The information set forth in the Lease Collateral Schedule with respect to such Lease Contract is true and correct as of the related Acquisition Date.

            (ii) Such Lease Contract is by its terms an absolute and unconditional "hell or high water" obligation of the Obligor to pay a specified dollar amount to LFG or its assigns, non-cancelable and non-prepayable prior to the expiration of the initial term of such Lease Contract; such Lease Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Lease Contract; and the rights with respect to such Lease Contract are assignable by the lessor thereunder without the consent of any Person. Such Lease Contract is net to the lessor of any maintenance, taxes, insurance or other expenses. Such Lease Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Equipment and requiring the Obligor to make all Scheduled Payments thereon through the ACH system.

            (iii) LFG has heretofore provided to the Indenture Trustee the sole original of such Lease Contract and the material terms of such Lease Contract have not been amended, waived or modified subsequent to the related Cut-off Date.

            (iv) There is only one original executed counterpart of such Lease Contract that constitutes "chattel paper" for purposes of section 9-105(1)(b) and 9-308 of the UCC which has been delivered to the Indenture Trustee (except as otherwise indicated on Exhibit C) and the LFG Database has been marked as provided in Section 2.03(b) hereof.

            (v) Such Lease Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

            (vi) As of the related Acquisition Date, such Lease Contract is in full force and effect in accordance with its respective terms and neither LFG nor any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease Contract; as of the related Acquisition Date, no Scheduled Payment is more than 30 days past due computed without regard to advances, if any, made by the Servicer, except in the case of Lease Contracts previously financed through Ladco Funding Corp. V, which may be more than 30 days past due as of their Acquisition Date hereunder so long as the aggregate IPB of all such Lease Contracts more than 30 days past due on their Acquisition Date does not exceed 3.5% of the Aggregate Eligible IPB as of such date; as of the related Acquisition Date, there are no proceedings pending, or to the best of LFG's knowledge, threatened asserting insolvency or bankruptcy of the related Obligors and such Lease Contract has not been deemed to be uncollectible by LFG or the Servicer; as of the related Acquisition Date, there has been no other default, breach or violation and no event permitting acceleration under such Lease Contract; there are no proceedings pending, or to the best of LFG's knowledge, threatened, with respect to any such Lease Contract; and as of the related Acquisition Date, none of the Scheduled Payments are subject to any set-off or credit of any kind.

            (vii) Such Lease Contract is the valid, binding and legally enforceable obligation of the parties thereto enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

            (viii) All filings, notices (including Uniform Commercial Code filings) and recordings as required to perfect (A) the ownership interest of LFC VI and the first priority security interest of the Issuer and the Indenture Trustee in the Lease Contracts and other Related Security and
      (B) the ownership interest or first priority security interest of the Issuer and the first priority security interest of the Indenture Trustee in the Lease Receivables have been accomplished and are in full force and effect or will be accomplished within the time period specified in the Transaction Documents. Subject to Section 4.02(a) of the Indenture, all filings and recordings required to perfect the ownership interest of LFC VI and the first priority security interest of the Issuer and the Indenture Trustee in the Equipment underlying each Lease Contract have been accomplished in accordance with the Transaction Documents and are or will be in full force and effect.

            (ix) Such Lease Contract is substantially in the form attached hereto as Exhibit B, except for such immaterial modifications or deviations from the form lease contracts which appear in certain Lease Contracts or which may appear in the future form Lease Contracts of LFG; any such modifications or deviations from the form lease contracts will not have a material adverse effect on the Noteholders and will not reduce the Scheduled Payments or other payments due under the Lease Contracts.

            (x) Such Lease Contract was originated by LFG or acquired from another Person (and re-underwritten and credit scored by LFG) in the ordinary course of LFG's business and in all material respects meets LFG's origination and underwriting criteria used in originating the Initial Lease Contracts; provided that not more than 10% of the highest Aggregate Eligible IPB to date may be derived from Lease Contracts originated by a Person other than LFG that did not use LFG's credit scoring so long as the underwriting criteria used by such other Person and the historic default and delinquency performance for the leases originated by such other Person are comparable to those for leases originated by LFG. Such Lease Contract, if acquired from another Person, (A) was acquired pursuant to an agreement containing recourse terms substantially similar to those set forth in the form vendor agreement attached hereto as Exhibit C and (B) such transaction was structured as a "true sale" for bankruptcy law purposes. The origination and collection practices used by LFG with respect to such Lease Contract have been in all respects legal, proper, prudent and customary in the equipment financing and servicing business.

            (xi) The Equipment related to such Lease Contract consists of point of sale processing equipment, including, without limitation, computers used to process point of sale transactions ("POS Processing Equipment"), provided that (A) with respect to Lease Contracts constituting no more than 5% of the Aggregate Eligible IPB, such Equipment may consist of office, medical or restaurant related equipment and (B) with respect to Lease Contracts constituting not more than 10% of the Aggregate Eligible IPB, such Equipment may constitute other types of equipment other than POS Processing Equipment and office, medical or restaurant related equipment of which not more than 5% of the Aggregate Eligible IPB, may be with respect to Lease Contracts for Equipment constituting cash dispensing machines and not more than 7% of the Aggregate Eligible IPB, may be with respect to Lease Contracts for Equipment that constitutes predominantly software. To the extent that any Equipment includes software, such software is the subject of a license that is assignable with the Equipment and is not the subject of an exclusive use license or similar arrangement and is not otherwise owned by LFG or the Obligor. The Equipment was properly delivered to the related Obligors in good repair, without defects and in satisfactory order; and, to the best knowledge of LFG, was, and as of the related Acquisition Date, is in proper working order. As of the related Acquisition Date, no Obligor has notified LFG of any defects therein. No Equipment constitutes an "equipment upgrade" unless the entire item of equipment is financed under the same Lease Contract. None of the Equipment leased pursuant to such Lease Contract consists of titled vehicles.

            (xii) Such Lease Contract that has an original stated term of at least 12 months and not more than 60 months. Such Lease Contract is within its original term and has not had any extensions. Such Lease Contract does not provide the related Obligor with a dollar purchase option on the related Equipment or for Scheduled Payments that increase, decrease or vary over time. Such Lease Contract provides for rents due on a regular periodic basis (with no balloon payments).

            (xiii) The related Obligor will have paid any security deposit or advance payment required under the terms of such Lease Contract. Such Lease Contract obligates the related Obligor to make all Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of the related Lease Receivables does not include any security deposits or advance payments collected by or on behalf of the lessor which are applied to Scheduled Payments.

            (xiv) None of the related Obligors is a lessee that is: an individual using the Equipment other than for commercial (rather than consumer) purposes, a merchant with respect to the Equipment leased under any Lease Contract; the United States of America or its territories ("United States") or any state, or agency, department or instrumentality or political subdivision of the United States or any state; or, an affiliate of LFG or LFC VI. Such Lease Contract is payable in U.S. dollars and each Obligor thereon is a resident of and uses the Equipment at a location in the United States; provided however that the aggregate IPB of Lease Contracts for which the Equipment is located in a territory of the United States shall not exceed 2.5% of the Aggregate Eligible IPB as of such Acquisition Date.

            (xv) All requirements of applicable federal, state and local laws, and regulations thereunder in respect of such Lease Contract have been complied with in all material respects, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and any other applicable consumer credit, equal opportunity and disclosure laws if any, and such Lease Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

            (xvi) With the sole exception of each related Obligor's right to quiet enjoyment, such Lease Contract is not and will not be subject to any right of brescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Lease Contract or otherwise, and the operation of any of the terms of such Lease Contract or the exercise by LFG or any related Obligor of any right under such Lease Contract will not render such Lease Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense, including a defense arising out of a breach of any related Obligor's right of quiet enjoyment of the related Equipment, has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to LFG with respect to such Lease Contract inadequate for the practical realization of the benefits provided thereby.

            (xvii) LFG has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with such Lease Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the related Lease Assets by LFC VI and has done nothing to impair the rights LFC VI in such Lease Contract or payments with respect thereto.

            (xviii) Such Lease Contract and the related Equipment have not been sold, transferred, assigned or pledged by LFG to any Person other than LFC VI (except for security interests in the Lease Assets which shall be terminated on or prior to the related Acquisition Date), and effective upon the transfer hereunder, LFC VI will have all of the right, title and interest in and to such Lease Contract, the Lease Receivables and the related Equipment, free and clear of all liens and encumbrances, except for the interests of any related Obligor pursuant to such Lease Contract.

            (xix) Such Lease Contract requires that the related Obligor maintain the related Equipment in good and workable order and that the related Obligor obtain and maintain physical damage insurance, or provide self-insurance or purchase a loss damage waiver from LFG (which may be self-insured) covering the related Equipment. Insurance coverage required to be maintained by the related Obligors under such Lease Contract is of a type customary for the equipment covered thereby and consistent with industry practice for monitoring compliance thereof; such insurance coverage is in full force and effect.

            (xx) LFG purchased each item of Equipment related to such Lease Contract from either (A) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or (B) an Obligor following confirmation that such item of Equipment was on such Obligor's premises. The transfer to LFC VI of such Lease Contract and all of LFG's right, title and interest in each item of related Equipment does not violate the terms or provisions of any lease or any other agreement to which LFG is a party or by which it is bound.

            (xxi) Such Lease Receivable constitutes a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933.

      (b) LFG hereby makes, in connection with the Initial Lease Contracts and each subsequent transfer to LFC VI of Additional Lease Contracts, the following representations and warranties to LFC VI and for the benefit of the Issuer, the Indenture Trustee and the Noteholders, on which LFC VI relies in acquiring all of the Lease Assets and on which the Issuer relies in issuing the Notes. Such representations and warranties speak as of the Initial Funding Date with respect to Lease Contracts listed on the Initial Lease Collateral Schedule or the related Acquisition Date with respect to each Additional Contract unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Assets.

            (i) The Product Mix Limits and Geographic Concentration Limits are not exceeded as to the Initial Lease Contracts and no transfer by LFG to LFC VI of any Additional Lease Contracts will cause the Product Mix Limits or the Geographic Concentration Limits to be exceeded on the related Acquisition Date.

            (ii) As of each Acquisition Date, the weighted average remaining term (weighted by IPB) of all of the Lease Contracts does not exceed 48 months.

            (iii) As of each Acquisition Date, Lease Contracts with respect to any one Obligor (together with any affiliated Obligors) shall not exceed 1.5% of the Aggregate Eligible IPB, unless such Obligor is rated by S&P and Moody's, in which case the following limits shall apply: (1) if such Obligor has a long-term unsecured credit rating of at least "BBB-" by S&P and "Baa3" by Moody's and clause (2) or (3) below does not apply, then Lease Contracts with respect to such Obligor shall not exceed 2.0% of the Aggregate Eligible IPB; (2) if such Obligor has a long-term unsecured credit rating of at least "BBB" by S&P and "Baa2" by Moody's and clause
      (3) below does not apply, then Lease Contracts with respect to such Obligor shall not exceed 3.0% of the Aggregate Eligible IPB; (3) if such Obligor has a long-term unsecured credit rating of at least "A+" by S&P and "A1" by Moody's, then Lease Contracts with respect to such Obligor shall not exceed 5% of the Aggregate Eligible IPB.

            (iv) LFG used no selection procedures that identified the Lease Contracts being acquired on such Acquisition Date as being less desirable or valuable than other comparable equipment leases owned by LFG.

            (v) The Computer Tape from which the selection of the Lease Contracts being acquired on the Initial Funding Date was made, was made available to Issuer's accountants that are providing any comfort letter to the Noteholders in connection with any information delivered by LFC VI, LFG or the Issuer in connection with the offer and sale of the Notes, and such information was complete and accurate as of its date and includes a description of the same Lease Contracts that are described in the related Lease Collateral Schedule and the payments due thereunder as of the related Cut-Off Date.

      (c) LFG hereby makes the following representations and warranties to LFC VI and for the benefit of the Issuer, the Indenture Trustee and the Noteholders, on which LFC VI relies in acquiring all of the Lease Assets and on which the Issuer relies in issuing the Notes. Such representations and warranties speak as of the Initial Funding Date and each other Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts, related Equipment and Lease
Receivables:

            (i) LFG has been duly organized and is validly existing and in good standing as a corporation under the laws of California with the power and authority to own its properties and to transact the business in which it is now engaged, and LFG is duly qualified to do business in and is in good standing under the laws of each State in which any Equipment or any Obligor is located and where it is required under applicable law to effect such qualification, except where the failure to so qualify would not have a material adverse effect on the ability of LFG to perform its obligations under the Transaction Documents or on any of the Lease Contracts, the Lease Receivables or the Equipment.

            (ii) The performance of the obligations of LFG under this Agreement and the other Transaction Documents to which LFG is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the articles of incorporation or by-laws of LFG, or any material indenture, agreement, mortgage, deed of trust or other instrument to which LFG is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of LFG pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which LFG is a party or by which LFG is bound or to which any of LFG's property or assets is subject, nor will such action result in any violation of the provisions of LFG's articles of incorporation or by-laws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over LFG or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

            (iii) This Agreement and any other Transaction Document to which LFG is a party have been duly authorized, executed and delivered by LFG by all necessary corporate action and such agreements are the valid and legally binding obligations of LFG, enforceable against LFG in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

            (iv) The LFG Address is the chief executive office, chief place of business and the office where LFG keeps its records concerning the Lease Contracts, Lea se Receivables and the Equipment.

            (v) LFG does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

            (vi) The transactions contemplated by the Transaction Documents to which LFG is a party are being consummated by LFG in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

            (vii) The consideration received by LFG is fair consideration having value reasonably equivalent to or in excess of the value of the performance of LFG's obligations hereunder.

            (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will LFG:

                   (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

                   (B) be engaged in or about to engage in, business or a transaction for which any property remaining with LFG will be an unreasonably small capital or the remaining assets of LFG will be unreasonably small in relation to its respective business or the transaction; and

                   (C) have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. LFG's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

            (ix) Both immediately prior to and immediately following the consummation of the transactions contemplated by the Transaction Documents
      (A) the present fair salable value of LFG's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (B) the sum of LFG's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

            (x) The acquisition of the Lease Contracts, Lease Receivables and the related Equipment by LFC VI pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

            (xi) There are no proceedings or investigations pending, or to the knowledge of LFG, threatened, against or affecting LFG in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of LFG, or the ability of LFG to perform its obligations under the Transaction Documents or otherwise. LFG is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

            (xii) All tax returns or extensions required to be filed by LFG in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon LFG, or upon any of the respective properties, income or franchises of LFG, shown to be due and payable on such returns have been, or will be, paid when due. All such tax returns are true and correct and LFG has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of LFG are adequate in accordance with generally accepted accounting principles.

          (xiii) LFG (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of LFG or its ability to perform its obligations under any of the Transaction Documents.

          (xiv) LFG and LFC VI are members of an affiliated group within the meaning of section 1504 of the Code, which will file a consolidated federal income tax return at all times until termination of the Transaction Documents.

          (xv) It is the intention of LFG that the Lease Assets be acquired by LFC VI and that the beneficial interest in and title to the Lease Assets not be part of LFG's estate in the event of the filing of a bankruptcy petition by or against LFG under any bankruptcy law.

          (xvi) Immediately prior to the acquisition of the Lease Contracts by LFC VI pursuant to the Agreement, LFG was the sole owner of the Lease Contracts and the related Equipment (with the exception of Equipment which is treated as a loan, as to which LFG has a valid first perfected security interest in the related Equipment) and had good and marketable title thereto, free and clear of all liens, claims and encumbrance (except for the Existing Indebtedness and security interests in the Lease Assets which in each case shall be terminated on or prior to the related Acquisition
     Date); and the acquisition of the Lease Assets by LFC VI does not violate the terms or provisions of any Lease Contract.

          (xvii) LFG is the registered owner of all of the issued and outstanding Common Stock of LFC VI, all of which Common Stock is validly issued, fully paid and nonassessable.

          (xviii) The affiliated group of which LFG, LFC VI and LFC VII are members within the meaning of section 1504 of the Code is treating the Notes as debt of LFC VII secured by interests in the Lease Assets for all tax purposes.

          (xviv) The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by LFG, or in which employees of LFG are entitled to participate, as from time to time in effect (herein called "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject LFG to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     3.02 Representations and Warranties of LFC VI. LFC VI hereby makes the following representations and warranties to LFG and for the benefit of the Issuer, the Indenture Trustee and the Noteholders, upon which LFG relies in entering into this Agreement with LFC VI and upon which the Issuer relies in entering into the Receivables Purchase Agreement. Such representations and warranties speak as of the Initial Funding Date and each other Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts and related Lease Receivables and Equipment:

     (a) LFC VI has been duly organized and is validly existing in good standing as a corporation under the laws of Delaware, with the power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; LFC VI is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the ability of LFC VI to perform its obligations under the Transaction Documents.

     (b) The transfer to and receipt by LFC VI of the Lease Contracts and the related Lease Receivables and the Equipment pursuant to the Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the organizational documents of LFC VI or any material indenture, agreement, mortgage, deed of trust or other instrument to which LFC VI is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Indenture) upon any of the property or assets of LFC VI pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which LFC VI is a party or by which it is bound or to which any of the property or assets of LFC VI is subject, nor will such action result in any violation of the provisions of the organizational documents of LFC VI or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over LFC VI or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Lease Contracts and the related Lease Receivables and the Equipment hereunder.

     (c) The Transaction Documents have been duly authorized, executed and delivered by LFC VI by all necessary corporate action and constitute valid and legally binding obligations of LFC VI enforceable against LFC VI in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

     (d) There are no proceedings or investigations to which LFC VI is a party pending or, to the knowledge of LFC VI, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
(a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by LFC VI of its obligations under, or the validity or enforceability of, this Agreement or the Transaction Documents.

     (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Agreement, have been or will be taken or obtained on or prior to the Closing Date.

     (f) LFC VI Address is the principal place of business and chief executive office of LFC VI.

     3.03 Repurchase or Substitution Required Upon Breach of Certain Representations and Warranties. If LFG or LFC VI discovers a breach of any representations or warranties set forth in Sections 3.01 and 3.02 hereof which
(i) materially and adversely affects the value of a Lease Contract, the related Equipment, or the interests of the Issuer or the Noteholders, or (ii) is a breach of any of the representations set forth in Section 3.01(a)(ii), 3.01(a)(v), 3.01(a)(vii) or 3.01(a)(xvii), then the party discovering such breach or condition shall give prompt written notice to the other party and LFG shall, within 30 days from the date LFG was notified of, or otherwise discovers, such breach, cure such breach. If LFG fails to cure such breach in the applicable time period or LFG is unable to cure such circumstance or condition, LFG shall either (a) repurchase such Lease Contract and the related Equipment from LFC VI at the Lease Contract Repurchase Price or (b) provide a Substitute Lease Contract. If the breach relates to a representation or warranty regarding the selection criteria of the Lease Contracts as a whole and is not cured by LFG, LFG shall (as the liquidated damages remedy therefor), either (a) repurchase such nonconforming Lease Contracts and the related Equipment from LFC VI or (b) provide Substitute Lease Contracts as set forth above, so that the representations and warranties with respect to the selection criteria are correct, as evidenced by a certificate of an officer of LFG to the Indenture Trustee. The Lease Contract Repurchase Price for a repurchased Lease Contract and the related Equipment shall be paid, and any Substitute Lease Contract shall be delivered, by LFG to LFC VI in accordance with Section 3.04(c) hereof. It is understood and agreed that the obligation of LFG to cure or repurchase or replace any Lease Contract as to which such a breach has occurred and any indemnities provided under Section 4.01(j) hereof or under the Indenture shall constitute the sole remedy respecting such breach available to LFC VI, the Issuer, the Noteholders or the Indenture Trustee on behalf of such Noteholders for any losses, claims, damages and liabilities arising from LFC VI's ownership of such Lease Contract or the inclusion of such Lease Contract in the Trust Estate.

     3.04 Requirements for Repurchase or Substitution of Lease Contracts and Acquisition of Additional or Substituted Lease Contracts.

     (a)  If LFG is required to repurchase any Lease Contract under Sections
2.05 or 3.03 hereof, or is required to repurchase any Lease Contract under
Section 3.09 of the Servicing Agreement, such Lease Contract shall be repurchased by LFG at the Lease Contract Repurchase Price. All repurchases shall be accomplished at the times specified in subsection (c) below.

     (b) If LFG (1) instead elects to substitute a Lease Contract to discharge its repurchase obligations under Section 2.05 or 3.03 hereof or under Section
3.09 of the Servicing Agreement (a "Substitute Lease Contract"), or (2) conveys to LFC VI or originates on behalf of LFC VI any other Additional Lease Contract, each such Additional Lease Contract shall (i) be an Eligible Lease Contract,
(ii) be with respect to the type of Obligors in the industries represented in the pool of Initial Lease Contracts; (iii) be written on one of the standard lease forms attached as Exhibit B hereto; (iv) be accompanied by (A) an LFG Certificate substantially in the form of Exhibit A hereto subjecting such Additional Lease Contract to the provisions hereof and providing with respect to such Additional Lease Contract, an Amended Lease Collateral Schedule and (B) evidence of any UCC filings required as set forth in the Indenture; and (v) not have been selected using procedures that identified the Lease Contracts as being less desirable or valuable than other comparable equipment leases owned by LFG.

      In addition to the above criteria, the following shall apply in connection with any Substitute Lease Contract: (1) any Substitute Lease Contracts assigned by LFG on any date in substitution for Lease Contracts on the Lease Collateral Schedule shall have an aggregate Implicit Principal Balance at least equal to the aggregate Implicit Principal Balance of the Lease Contracts on such Lease Collateral Schedule being removed, computed as to both the Substitute Lease Contracts and the Lease Contracts that are being removed using the applicable Discount Rate then in effect and (2) a Substitute Lease Contract may have Scheduled Payments that are due after the last day of the month preceding the Stated Maturity of the Notes, but such payments shall not be counted in any Implicit Principal Balance computation.

      Upon the substitution of any Substitute Lease Contract pursuant to the provisions of this Section 3.04(b), LFG hereby agrees that such Substitute Lease Contract will be subject to all the terms and provisions of this Agreement, the Servicing Agreement and the Indenture just as if such Substitute Lease Contract had been one of the original Lease Contracts acquired on the related Acquisition Date. Upon the substitution of a Substitute Lease Contract pursuant to this
Section 3.04(b), LFC VI and LFG shall also comply with the provisions and limitations set forth in the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

      (c) Any repurchase or substitution of a Lease Contract by LFG in accordance with Sections 2.05 or 3.03 hereof or this Section 3.04 shall be made either by remittance of the Lease Contract Repurchase Price to the Servicer for deposit into the Collection Account in accordance with Section 3.03(c) of the Servicing Agreement or by substitution of a Substitute Lease Contract, or a combinations thereof, as applicable, on or prior to the Calculation Date next following the expiration of the cure period set forth in Sections 2.05 or 3.03 hereof, as applicable.

      (d) Any voluntary repurchase or substitution of a Lease Contract by LFG pursuant to the terms of the Servicing Agreement or the Indenture in the event of a default or delinquency with respect to such Lease Contract shall satisfy the same requirements for a repurchase or substitution, as the case may be, as are set forth in this Section 3.04 and in the Indenture.

                    ARTICLE 4 - COVENANTS OF LFC VI AND LFG

      4.01 LFG Covenants. LFG hereby covenants and agrees with LFC VI as follows:

      (a) Except as hereinafter provided, LFG will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of each Transaction Document to which it is a party or any of the Lease Contracts and to perform its duties under each Transaction Document to which it is a party. LFG shall not merge or consolidate into any Person without prior written consent of the Majority Noteholders.

      (b) LFG, and any director, officer, employee or agent of LFG, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) Each month during the Accumulation Period, LFG shall file any financing statements required to be filed pursuant to Section 4.02(a) of the Indenture. LFG, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in Section 3.01(a)(viii) hereof or as may be reasonably requested by LFC VI, the Issuer, the Majority Noteholders or the Indenture Trustee and are reasonably satisfactory in form and substance to LFC VI, the Issuer and the Majority Noteholders; provided, however, that financing statements against Obligors with respect to the Equipment having a value of less than $5,000 will not be required to be filed. File stamped copies of such financing statements, or other evidence of filing, shall be provided to the Noteholders and the Indenture Trustee upon receipt.

      (d) LFG will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402 (7) of the UCC, unless it shall have given LFC VI, the Issuer, the Noteholders and the Indenture Trustee at least 30 days' prior written notice thereof and shall have filed all amendments necessary, or reasonably requested by LFC VI, the Issuer, the Majority Noteholders or the Indenture Trustee amending all previously filed financing or continuation statements and new financing statements in each case prior to the effectiveness of such change.

      (e) LFG will give LFC VI, the Issuer, the Noteholders and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office and shall have filed all amendments necessary, or reasonably requested by LFC VI, the Issuer, the Majority Noteholders or the Indenture Trustee amending all previously filed financing or continuation statements and new financing statements in each case prior to the effectiveness of such change.

      (f) LFG will duly fulfill all obligations on its part to be fulfilled under or in connection with each Lease Contract, will not change or modify the terms of the Lease Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of LFC VI or the Indenture Trustee in the Lease Contract or the Equipment. In the event that the rights of LFG under any Lease Contract, any guaranty of the related Obligor's obligations under any Lease Contract, or any Insurance Policy are not assignable to LFC VI or to the Indenture Trustee, LFG will enforce such rights on behalf of the Indenture Trustee.

      (g) LFG will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Lease Assets or any part thereof; provided, however, that LFG may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of LFC VI or the Indenture Trustee in the Lease Assets.

      (h) LFG will advise LFC VI, the Issuer, the Noteholders and the Indenture Trustee promptly, in reasonable detail, of the occurrence of any breach by LFG following discovery by LFG of such breach of any of its representations, warranties and covenants contained herein.

      (i) LFG will execute or endorse, acknowledge, and deliver to LFC VI, the Issuer, the Noteholders and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Lease Contracts, the related Lease Receivables and Equipment, and the rights covered by the Transaction Documents, as LFC VI or the Indenture Trustee may reasonably request to preserve and maintain title to the Lease Assets and the rights of the Issuer, the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

      (j) LFG shall use its best efforts to make Eligible Lease Contracts having a minimum Aggregate IPB of at least $40,000,000 available to LFC VI for acquisition hereunder during the Accumulation Period.

      (k) LFG will do nothing to disturb or impair the acquisition hereunder by LFC VI of the Lease Contracts and the related Lease Receivables and Equipment.

      (l) LFG (i) will (A) maintain its books and records separate from the books and records of LFC VI and the Issuer and (B) maintain bank accounts separate from those of LFC VI and the Issuer and (C) maintain two Independent directors on LFC VI's board of directors, and (ii) will not (X) take any action that would cause the dissolution or liquidation of LFC VI, (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of LFC VI or the Issuer, or (Z) institute against LFC VI or the Issuer, or join any other person in instituting against LFC VI or the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (l) shall survive termination of the Agreement.

      (m) LFG shall notify LFC VI and the Indenture Trustee promptly after becoming aware of any Lien on any Lease Assets.

      (n) On each date as of which LFG substitutes a Substitute Lease Contract in accordance with Sections 2.05 or 3.04(b) hereof, or otherwise assigns Lease Contracts to LFC VI, LFG shall provide to LFC VI an LFG Certificate substantially in the form of Exhibit A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Lease Contracts the information required in the Amended Lease Collateral Schedule.

      (o) The annual financial statements of LFG (or the group in which it is consolidated) will reflect the effects of the transactions contemplated by the Transaction Documents as a sale of the Lease Receivables in accordance with generally accepted accounting principles. The financial statements of LFG and LFC VI will also disclose that the Lease Assets are not available to pay creditors of LFG. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by LFG as official records.

      (p) The affiliated group of which LFG and LFC VI's are members within the meaning of section 1504 of the Code shall treat the Notes as debt of the Issuer, and shall cause the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting.

      (q) LFG will, at its own cost and expense, (i) retain the LFG Database as a master record of the Lease Contracts and Equipment and copies of all documents relating to each Lease Contract (other than the original executed Lease Contracts) as custodian for LFC VI, the Trust Estate and other Persons, if any, with interests in the Lease Contracts and Equipment, (ii) mark the Lease Contracts and the LFG Database to the effect that the Lease Contracts and Equipment have been acquired by LFC VI and that they have been transferred and assigned to the Trust Estate pursuant to the Indenture and (iii) in connection with any Servicer Termination Notice, turn over all Servicing Files in its possession or control as required by, and otherwise act in accordance Section 6.01(d), of the Servicing Agreement.

      (r) During the Accumulation Period, LFG will use its best efforts to make available to LFC VI for acquisition by it hereunder any and all lease contracts otherwise permitted to be financed by LFC VII under Article III of the Indenture, it being acknowledged that objective business reasons may require LFG to finance or dispose of particular lease contracts originated by it through other funding sources.

      (s) LFG shall pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith.

      4.02     LFG Indemnifications.

      (a) LFG agrees to indemnify, defend and hold LFC VI, the Issuer, the Indenture Trustee and any Affected Party harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach by LFG of its representations and warranties (as of the date made) or covenants contained in Sections 3.01 or Section 4.01 hereof or (ii) any written information furnished by LFG prior to the Closing Date or hereunder with respect to the Lease Assets or the transactions contemplated hereby being untrue in any material respect when delivered or omitting to state a material fact when such is information is or was delivered, provided that LFG shall not have any liability with respect to a representation or warranty as to any specific Lease Contract, Lease Receivable or Equipment other than to repurchase such Lease Contract or substitute for such Lease Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of LFG's fraud, gross negligence, bad faith or willful misconduct. LFG shall also indemnify LFC VI, the Issuer, the Indenture Trustee, the Servicer and the Noteholders for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of LFG under this Section 4.02(a) shall be considered to have been relied upon by LFC VI, the Issuer, the Indenture Trustee and the Affected Parties and shall survive the execution, delivery and performance of the Agreement, regardless of any investigation made by or on behalf of any such party, until termination of the Indenture.

      (b) LFG further agrees that if an Amortization Event occurs for any reason other than (i) a downgrade of the credit ratings on TPFC's commercial paper or (ii) termination or expiration without renewal of the commitments under the Credit Agreement or Liquidity Agreement that is not attributable to an adverse event or circumstance at NOVA, LFG or the Issuer, then LFG shall indemnify, defend and hold the Issuer and any Swap Provider harmless from and against any and all breakage costs or other termination fees incurred by the Issuer at the close of the Accumulation Period with respect to termination of that portion of the notional balance of any Swap Agreement that exceeds 75% of the Aggregate IPB as of such date.

      (c) LFG also agrees to indemnify, defend and hold harmless each Affected Party from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) incurred by them as a result of their acquisition of any Notes or participation in any Credit Agreement or Liquidity Agreement entered into in connection with the Notes. Notwithstanding the foregoing, this general indemnity shall not cover any loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is (i) of the type required to be paid by the Issuer pursuant to Section 2.12, 2.13 or 2.14 of the Indenture, (ii) attributable to a breach by LFC VI or the Issuer of their obligations under the Transactions Documents, (iii) is attributable to breakage or other costs incurred in connection with any Swap Agreement (which indemnification is provided only to the extent set forth in subsection (b) above), or (iv) is otherwise attributable to breach by LFG of its obligations under this Agreement (which indemnification is provided only to the extent set forth in subsection (a) above).

      (d) Notwithstanding any of the foregoing provisions, LFG shall not be obligated to indemnify any party for any loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) (i) to the extent that providing such indemnity would constitute recourse for losses due to uncollectibility of any Lease Assets or (ii) it is attributable to the gross negligence or intentional misconduct of any indemnified parties or their agents.

      (e)      If LFG has made any indemnity payments pursuant to this Section
4.02 and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to LFG, without interest.

      4.03 LFC VI Covenants. LFC VI hereby covenants and agrees with LFG as follows:

      (a) LFC VI hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Obligors in such Equipment pursuant to the applicable Lease Contract. LFC VI covenants and agrees that, so long as an Obligor shall not be in default of any of the provisions of the applicable Lease Contract, neither LFC VI nor any assignee of LFC VI will disturb the Obligor's quiet and peaceful possession of the related Equipment and the Obligor's unrestricted use thereof for its intended purpose.

      (b) If in any enforcement suit or legal proceeding it is held that LFG may not enforce a Lease Contract on the ground that it is not a real party in interest or holder entitled to enforce the Lease Contract, LFC VI shall, at the Servicer's expense, take such steps as LFC VI deems necessary to enforce the Contract, including bringing suit in LFC VI's name.

      (c) LFC VI warrants that it will own and possess the Equipment subsequent to its acquisition thereof and that it will warrant and defend its title to such Equipment against all Persons, claims and demands whatsoever. LFC VI shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under the Transaction Documents.

      (d) Except as otherwise provided in the Receivables Purchase Agreement, LFC VI shall treat the Lease Assets as owned by it for federal, state and local tax purposes, shall include in the computation of its gross income the rental and other income from the Lease Assets.

      4.04 Assignment of Lease Assets. LFG understands that LFC VI intends to sell the Lease Receivables and grant a security interest in certain of the remaining Lease Assets and its rights under this Agreement to the Issuer and
(ii) that the Issuer intends to assign to and grant to the Indenture Trustee a security interest in all of its right, title and interest to this Agreement and the Lease Assets. LFG consents to such assignment and grants and further agrees that all representations, warranties, covenants and agreements LFG made herein shall also be for the benefit of and inure to the Issuer, the Indenture Trustee and all Noteholders.

                       ARTICLE 5 - CONDITIONS PRECEDENT

      5.01 Conditions to LFC VI's Obligations. The obligations of LFC VI to provide LFG with the consideration provided for herein shall be subject to the satisfaction of the following conditions:

      (a) All representations and warranties of LFG contained in Sections 3.01(a) and (b) of the Agreement and all information provided in the Lease Collateral Schedule or Amended Lease Collateral Schedule, as applicable, shall be true and correct on the related Acquisition Date, all representations and warranties in Section 3.01(c) hereof, shall be true and correct as of the Initial Funding Date and each other Acquisition Date, and LFG shall have delivered to LFC VI, the Issuer, the Indenture Trustee and each Noteholder an officer's certificate to such effect;

      (b) LFG shall have delivered all other information theretofore required or reasonably requested by LFC VI to be delivered by LFG hereunder, duly certified by an officer of LFG, and LFG shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

      (c) On or prior to the Initial Funding Date and the applicable Acquisition Date, LFG shall have delivered the Lease Contracts to the Indenture Trustee and there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary to meet the requirements in the relevant jurisdiction for perfection of the transfer to LFC VI and in order to establish and preserve the right, title and interest of LFC VI in the Lease Assets, provided however, that with respect to financing statements only those filings specified in Section 4.02(a) of the Indenture shall be required to be filed;

      (d) On or before the Closing Date, LFG, LFC VI, the Servicer, the Issuer and the Indenture Trustee shall have entered into the Servicing Agreement, the Receivables Purchase Agreement, the Indenture and this Agreement;

      (e) All of the Notes shall be issued and sold on the Closing Date and LFC VI shall receive the full consideration due it from LFC VII from the proceeds of the issuance of such Notes.

      5.02 Conditions to LFG's Obligations. The obligations of LFG to enter into this Agreement on the Closing Date and any LFG Certificate on a subsequent Acquisition Date shall be subject to the satisfaction of the following conditions:

      (a) All representations and warranties of LFC VI contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on the Closing Date;

      (b) The consideration set forth herein shall have been paid or delivered to LFG simultaneously with the execution of the Agreement or the LFG Certificate as applicable; and

      (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by the Agreement shall be satisfactory in form and substance to LFG, and LFG shall have received from LFC VI copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as LFG may reasonably have requested.

                       ARTICLE 6 - TERM AND TERMINATION

         6.01 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (i) final payment with respect to the last Lease Contract or (ii) the date specified in a written agreement between the parties (which date shall not be any earlier than the effective date for discharge under Section 5.01 of the Indenture).

         6.02 Default by LFG. If LFG shall be in default under this Agreement and such default shall not have been cured for a period of 30 days, or if LFG shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings are commenced, or consented to, by LFG are not stayed or dismissed within 60 days after being commenced against LFG under any bankruptcy, insolvency or other law for the relief of debtors, then, notwithstanding Section
6.01 of this Agreement, LFC VI shall have the right, in addition to any other rights it may have under any applicable law, to terminate this Agreement upon written notice to LFG; provided that any termination of the Agreement shall not release LFG from any obligation under the Agreement.

                           ARTICLE 7 - MISCELLANEOUS

         7.01 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may be amended by LFC VI and LFG only with the prior written consent of the Issuer, the Indenture Trustee and the Majority Noteholders and satisfaction of the Rating Agency Condition. Promptly after execution by LFC VI and LFG of any amendment pursuant to this Section, LFC VI shall mail to each Noteholder a copy of such amendment.

         7.02 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A STATE OTHER THAN NEW YORK.

         7.03 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS CONTRACT ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered by telecopy with confirmation of receipt or mailed by registered or certified United States mail, postage prepaid, and addressed, in the case of LFG, to the LFG Address, and in the case of LFC VI, to LFC VI Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

         7.05 Separability Clause. Any provisions of the Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.06 Assignment. Except as provided in Section 4.01(a) and Section 4.03, the Agreement may not be assigned or delegated by LFG without the prior written consent of LFC VI, the Issuer, the Majority Noteholders and the Indenture Trustee and may not be assigned or delegated by LFC VI without the prior written consent of LFG, the Issuer, the Majority Noteholders and the Indenture Trustee.

         7.07 Further Assurances. Each of LFG and LFC VI agrees to do such further acts and things and to execute and deliver to the Issuer, the Indenture Trustee and the Majority Noteholders such additional assignments, agreements, powers and instruments as are required by the Issuer, the Indenture Trustee and the Majority Noteholders to carry into effect the purposes of the Agreement or to better assure and confirm unto the Issuer, the Indenture Trustee or the Noteholders their rights, powers or remedies hereunder. If any Obligor shall be in default under any Lease Contract, upon reasonable request from the Servicer, LFG will take all reasonable steps to assist in enforcing such Lease Contract and preserving and maintaining title to the Lease Assets and the rights of the Issuer, the Indenture Trustee and the Noteholders therein against the claims of all persons and parties to the extent LFG is capable of performing such requested steps and the Servicer reasonably determines that the assistance of LFG is necessary to effect the intent and purposes hereof.

         7.08 No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of LFC VI or LFG, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         7.09 Binding Effect; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuer, the Indenture Trustee, the Noteholders, and their respective successors and permitted assigns.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         7.11 Set-Off.

         (a) LFG hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including the Agreement), applicable law or otherwise with respect to any funds or monies of LFC VI at any time held by or in the possession of LFG.

         (b) LFC VI shall have the right to set-off against LFG any amounts to which LFG may be entitled and to apply such amounts to any claims LFC VI may have against LFG from time to time under the Agreement. Upon any such set-off LFC VI shall give notice of the amount thereof and the reasons therefor.

         7.12 Consent to Jurisdiction.

         (a) The parties hereto hereby irrevocable submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York Located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against or by it in connection with this Agreement or for recognition or enforcement of any judgment relating thereto, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in herein or in the other Transaction Documents. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

         (d) Nothing contained in this Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to its rights under other agreements or against any other party or its properties in the courts of any jurisdiction.

                             *    *    *    *    *

         IN WITNESS WHEREOF, LFC VI and LFG have caused this Agreement to be duly executed by their respective duly authorized officers as of the date and year first above written.


                                   LADCO FUNDING CORP. VI,
                                   LFC VI

                                   By:  /s/ Leon D. Ladd
                                        ----------------------------------------
                                   Name:  Leon D. Ladd
                                   Title: President


                                   LADCO FINANCIAL GROUP,
                                   LFG

                                   By:  /s/ Leon D. Ladd
                                        ----------------------------------------
                                   Name:  Leon D. Ladd
                                   Title: President

                                                                       EXHIBIT A


                                      FORM OF LFG CERTIFICATE


Ladco Funding Corp. VI
555 St. Charles Drive, Suite 200F
Thousand Oaks, CA
Attention: ___________


Norwest Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Corporate Trust Office/Asset Backed Securities
Minneapolis, MN 55479-0070
Attention:_______________

SunTrust Equitable Securities Corporation
Post Office Box 4418
Atlanta, GA 30302-4418
Attention:_______________

     Re: Lease Acquisition Agreement, dated as of June 1, 2000 (the
         "Agreement"), between Ladco Financial Group ("LFG") and Ladco Funding Corp. VI ("LFC VI")

Ladies and Gentlemen:

1. This Certificate is being delivered pursuant to Section 2.02 of the Agreement and Section 3.03 of the Indenture. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

2.   LFG hereby:

     (a) transfers, assigns, sells and grants to LFC VI, without recourse, except as provided in Section 3.03 of the Agreement, as of the date specified below, any and all of LFG's right, title and interest in and to all of the Lease Assets relating to each Lease Contract identified on Schedule I attached hereto (the "Subject Lease Assets"), whether now existing or hereafter arising;

     (b) submits to the Indenture Trustee the original Lease Contract for each lease of the Subject Lease Assets, together with an executed Release Agreement, if applicable; and

     (c) represents and warrants to LFC VI, the Issuer and the Indenture Trustee as secured party for the benefit of the Noteholders that (i) this LFG Certificate has been duly authorized, executed and delivered, (ii) the Product Mix Limits and the Geographic Concentration Limits shall not be exceeded taking into account the Subject Lease Assets, (iii) each Lease Contract in the Subject Lease Assets constitutes an Eligible Lease Contract, (iv) the Overcollateralization Amount shall be at least equal to the Minimum Overcollateralization Amount (after taking into account any Fundings on the proposed Funding Date), and (v) no Default, Event of Default, or Amortization Event shall exist or shall result from the acquisition of the Subject Lease Assets.


                                                    LADCO FINANCIAL GROUP

Date: __________________                            By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                                       EXHIBIT B


                           FORMS OF LEASE CONTRACTS

                                                                 EXHIBIT C

                           FORM OF VENDOR AGREEMENT